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Exhibit 99.1

ERF WIRELESS REPORTS THIRD QUARTER 2007 RESULTS


COMPANY REPORTS 534% INCREASE IN REVENUES WITH STRONG OUTLOOK FOR THE FOURTH QUARTER OF 2007 AND FISCAL 2008


LEAGUE CITY, Texas, Nov 19, 2007 (BUSINESS WIRE) -- ERF Wireless (OTCBB:ERFW), a leading provider of enterprise-class wireless and broadband products and services, announced today that the company has filed its Form 10-QSB with the Securities and Exchange Commission reporting results for the third quarter ended September 30, 2007.

Dr. H. Dean Cubley, CEO of ERF Wireless, commented, "Our management team and employees have achieved outstanding results across all of our business units in the third quarter. The 534% increase in revenue this quarter over the same prior year quarter demonstrates continued progress under our diversified business strategy. Additionally, we made substantial progress in laying a solid foundation for future growth by recently completing cash-flow-positive WISP acquisitions, developing new bank BranchNet systems, pursuing triple-play fiber-to-the-home (FTTH) prospects and in designing and developing our US-BankNet system, a secure enterprise-class wireless network for the banking industry. With the completion of recently announced acquisitions, a sound backlog of contracts secured, additional growth financing of $4.1 million and committed credit sources of more than $23 million in place, and a solid pipeline of new prospects, the company is well-positioned to achieve solid revenue growth and anticipates exceeding its previously stated minimum objective of $5 million of revenue for fiscal 2007. In addition, with the company's improving revenue capabilities, growing asset base and diversified financial resources lining up for a fast start in fiscal 2008, the potential for an early move to a national market listing has significantly increased."

For the third quarter of 2007, the company reported total net sales of $1,236,000, an increase of 534% compared with $195,000 in the third quarter of 2006. The increase in revenue during the third quarter of 2007, as compared to the revenue generated in the third quarter of 2006, was primarily attributed to the substantial percentage of completion progress to date on the $2+ million project with the El Dorado Golf and Beach Club of San Jose del Cabo, Mexico, and the multi-million dollar BranchNet, US-BankNet and WiNet projects with First Federal Bank of Louisiana. The company also reported a Loss from Operations of $1,320,000 for the third quarter of 2007, as compared to a Loss from Operations of $1,220,000 for the third quarter of 2006. The 8% increase in Loss from Operations was primarily attributed to an overall increase in gross profit of $257,000, primarily attributable to the percentage of completion to date on the El Dorado FTTH and First Federal Bank projects, partially offset by a $357,000 increase in operating expenses. Cash used for operating activities in the nine months ended September 30, 2007, was $1,376,000, down from $2,502,000 in the nine months ended September 30, 2006. Primary and fully-diluted Net Loss per share for the company's third quarters of 2007 and 2006 were ($0.04) and ($0.10), respectively.

RECENT EVENTS

During and subsequent to the quarter ended September 30, 2007, ERF Wireless has made significant progress with its strategic business plan, as evidenced by the completion and announcement of numerous agreements and contracts. These include:

-- The completion of the acquisition of assets and operations of two Central Texas Wireless Internet Service Providers, Momentum Online and TSTAR Internet, adds approximately 5,500 customers and $2.4 million in annualized revenues. These acquisitions cover five counties in Central Texas and give the company a footprint covering 3,200 square miles, when integrated with the company's existing Central Texas WiNet and US-BankNet System. These acquisitions also provide ERF Wireless a target market of more than 22,500 businesses, over 550,000 residents and 36 regional and community bank charters aggregating 462 branch locations and give the company access to 55 towers, in addition to 78 towers that the company already controls across the state.

-- The completion of $1.9 million in equity investment from accredited investors during the third quarter ended September 30, 2007, and an additional $2.2 million in equity investment from accredited investors subsequently, for a total of $4.1 million in equity since the beginning of the third quarter ended September 30, 2007, through today.

-- The completion of $10 million in funding commitment from BancLeasing Inc. for funding the company's US-BankNet System. A total of $305,000 was funded in September 2007.

-- The company paid off in cash the remaining $366,000 balance of the original $1,500,000 convertible debenture entered into with Global Capital Funding Group L.P. in September 2007. The company now has no outstanding convertible debentures other than the conversion feature under its ongoing E-Bond investment program.

-- The company announced in October 2007 the completion of a new $2 million lease line, in addition to its existing $1 million lease line, with Agility Ventures LLC to provide incremental expansion capital for its growing wireless ISP operations.

-- The company announced that its patent-pending ERF Wireless CryptoVue(TM) Network Security Appliance would be marketed worldwide as a stand-alone VPN security device for encrypting wired and wireless wide-area networks.



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--     The patent-pending CryptoVue Network Security Appliance has successfully completed a testing program conducted by Motorola in its Schaumburg, Illinois, labs to validate its use with the MOTOwi4 wireless broadband solutions in applications requiring secure wireless communications. Under a Product Affiliation Agreement recently signed with Motorola, ERF Wireless has made its CryptoVue Network Security Appliance available to Motorola and Authorized Motorola Canopy Solutions Providers wanting to deploy secure wireless communications networks for non-financial industries as well. Both companies are now referencing and cross-linking the CryptoVue Network Appliance on their respective websites.

-- The company announced that it is deploying US-BankNet in the state of Texas to eventually provide the opportunity for connectivity to over 250 banks targeted in the state. The rollout of US-BankNet in Texas complements the deployment of US-BankNet already underway in the state of Louisiana. Additional states are anticipated for 2008.

-- The company signed an agreement with CamSoft Data Systems to provide technical support for the Iberville Bank WiNet network that will cover 12 Iberville Bank WiNet locations, thereby converting their BranchNet system into a revenue-producing asset.

-- The company signed a contract to acquire the largest transmission tower facility in Galveston County, Texas, to serve as the transmission hub for most of the company's banking and wireless broadband networks in the southeastern part of Texas. This 1,120-foot-tall tower and associated real estate is situated in an area south of Houston and provides a direct line-of-sight to a circular ground level footprint 70 miles in diameter that includes all the cities in three counties, including a population base of more than 5 million people.

R. Greg Smith, CFO of ERF Wireless, commented, "The company expects to substantially complete the construction of both the First Federal Bank of Louisiana BranchNet, and the El Dorado FTTH network during the balance of calendar 2007 and, accordingly, will be recognizing the associated revenues for these projects on a percentage of completion method of accounting in the fourth quarter of 2007. Additionally, the company enjoys the benefit of a strong recurring revenue base from its existing WISP operations, enhanced by the completion of the acquisitions of Momentum Online and TSTAR Internet in the early fourth quarter of 2007, and will be launching the delivery of advanced digital wireless products and services in the fourth quarter of 2007 under the brand name WiNet(TM), utilizing Iberville Banks' excess bandwidth and wireless infrastructure to provide wireless Internet products and services to the banks' commercial and retail customers." Smith added, "With a strong backlog, recently completed acquisitions and a strong sales pipeline of opportunities going into the fourth quarter of 2007, we are already positioned to achieve significant growth in revenues for the fourth quarter of 2007 and into 2008, and that is without any contribution from additional contracts expected for our product and service offerings for financial institutions, additional anticipated FTTH projects in upscale gated communities or planned acquisitions of additional WISP operations."

About ERF Wireless

ERF Wireless Inc. is a fully reporting public corporation (OTCBB:ERFW) that specializes in providing secure wireless and broadband product and secure service solutions to banking and commercial clients on a national and international basis. Its principals have been in the network integration, triple-play FTTH, IPTV content delivery, and Internet banking and encryption technology businesses for more than 20 years and have constructed encrypted, wireless broadband networks, fiber-to-the-home projects, as well as secure Internet banking solutions for hundreds of banks across America. For more information about ERF Wireless, please visit www.erfwireless.com or call 281-538-2101. (ERFWG)

Forward-looking statements in this release regarding ERF Wireless Inc. are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.


SOURCE: ERF Wireless Inc.
ERF Wireless Inc.
Clareen O'Quinn, 281-538-2101 ext. 113
coquinn@erfwireless.com